Exhibit 99.1

Mechanics Bank Agrees to Sell Fannie Mae Delegated Underwriting and Servicing Business Line to Fifth Third

WALNUT CREEK, Calif., Dec. 9, 2025 — Mechanics Bancorp (“Mechanics”) (NASDAQ: MCHB) announced today that its subsidiary Mechanics Bank has entered into a definitive agreement to sell its Fannie Mae Delegated Underwriting and Servicing (“DUS”) business line (“DUS Business”) to Fifth Third Bancorp (“Fifth Third”) (NASDAQ: FITB) in an all-cash transaction. Completion of the transaction is subject to Fannie Mae’s approval of Fifth Third as an authorized DUS lender.

The DUS Business comprises a specialized division within Mechanics Bank focused on multifamily lending and servicing under the Fannie Mae DUS program, which allows approved lenders to independently underwrite, close, and service multifamily loans on behalf of Fannie Mae. This streamlines the lending process and provides direct access to an extensive set of Fannie Mae-backed loan products.

Pursuant to the definitive agreement, Fifth Third will acquire Mechanics Bank’s approximately $1.8 billion DUS servicing portfolio, including associated escrow amounts, and hire the Mechanics Bank employees operating the DUS Business.

C.J. Johnson, President and CEO of Mechanics, said: “This transaction is compelling for all parties and creates a great opportunity for our talented DUS team. Fifth Third will provide an enhanced platform for growth and we are confident the DUS Business will thrive under their leadership.”

The transaction is expected to close in the first quarter of 2026, subject to customary closing conditions and Fannie Mae’s approval.

Advisors

J.P. Morgan Securities LLC is serving as financial advisor to Mechanics Bank, with Wachtell, Lipton, Rosen & Katz serving as legal advisor. Goldman Sachs is serving as financial advisor to Fifth Third, with Alston & Bird serving as legal advisor.

About Mechanics Bancorp

Mechanics Bancorp (NASDAQ: MCHB) is headquartered in Walnut Creek, Calif., and is the financial holding company of Mechanics Bank, a full-service bank with $22.7 billion in assets and 166 branches across California, Oregon, Washington and Hawaii. Founded in 1905 to help families, businesses and communities prosper, Mechanics Bank offers a wide range of products and services in consumer and business banking, commercial lending, cash management services, private banking, and comprehensive wealth management and trust services. Learn more at www.MechanicsBank.com.

Mechanics Bank is a Member FDIC and an Equal Housing Lender.

Cautionary Note Regarding Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). All statements other than statements of historical facts included herein may be forward-looking statements. Generally, forward-looking statements include the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “goal,” “upcoming,” “outlook,” “guidance” or “project” or the negation thereof, or similar expressions. Mechanics Bancorp (the “Company”) does not assume any obligation or undertake to update any forward-looking statements after the date of this release as a result of new information, future events or developments, except as required by federal securities or other applicable laws, although the Company may do so from time to time. For all forward-looking statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act.

We caution readers that such forward-looking statements involve known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the Company’s forward-looking statements, including with respect to the proposed transaction with Fifth Third (the “Transaction”). These risks, uncertainties and other factors include macroeconomic pressures and general uncertainty regarding the overall future economic environment, the timing, receipt and terms and conditions of any required regulatory and other consents and approvals for the Transaction that could delay, result in the termination of or result in changes to the terms of the Transaction, the occurrence of any other event, change or other circumstances that could give rise to the termination of the definitive agreement entered into with Fifth Third in connection with the Transaction (the “Purchase Agreement”), the risk that the parties to the Purchase Agreement may not be able to satisfy the conditions to the Transaction in a timely manner or at all, the risk of any unexpected costs or expenses resulting from the Transaction and the risk of any litigation relating to the Transaction. A discussion of the factors, risks and uncertainties that could affect our financial results, business goals and operational and financial objectives can be found in our public statements and/or filings with the Securities and Exchange Commission, including in our Current Reports on Form 8-K and in our Quarterly Reports on Form 10-Q. We strongly recommend readers review those disclosures in conjunction with the discussions herein.

All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. New risks and uncertainties arise from time to time, and factors that the Company currently deems immaterial may become material, and it is impossible for the Company to predict these events or how they may affect the Company.

Contact Information

Mechanics Bancorp: Greg Jones, gregory_jones@mechanicsbank.com, (916) 797-8218